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                                                                  EXHIBIT 99.173


YENDT, JOHN
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FROM:             Fulin_A_Zhuang@calpx.com
SENT:             Friday, April 07, 2000 04:06 PM
TO:               Robert_L_Earle@calpx.com
CC:               Seth_E_Wilson@calpx.com; Shangyou_A_Hao@calpx.com;
                  John_A_Rinaldi@calpx.com; john.yendt@ps.net;
                  Ning_A_Yang@calpx.com; trinaynee.reddy@ps.net
SUBJECT:          Compliance Monitoring Unit Data Requirement --- Emergency
                  Service Request # 505


Robert,

I want to confirm once more with you on what data you would need for the MMC meeting towards the end of April. These data items are listed below, in the order of priority provided by you:

1. Dayahead energy bid curves by portfolio as well as aggregated to the participant level

2. Day-Of or hourahead energy bid curves by portfolio as well as aggregated to participant level

3. Day ahead unconstraint PX energy market clearing prices

4. Day-Of unconstraint PX energy market clearing prices

5. Day-Ahead Initial Preferred Schedules, at resource level and aggregated to participant zonal supply and participant zonal demand leves

6. Day-Of or hourahead initial preferred schedules, at resource level and aggregated to participant zonal supply and participant zonal demand levels

7. Day-Ahead energy zonal market clearing prices

8. Day-Of or hour-ahead zonal market clearing prices

9. Day-Ahead Final Schedules, at resource level and aggregated to participant zonal supply and participant zonal demand leves

10. Day-Of or hourahead Final schedules, at resource level and aggregated to participant zonal supply and participant zonal demand levels


Please e-mail me as soon as possible with your correction or confirmation.

Please do not wait over the weekend.

Thank you,

Fulin



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